UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 14, 2019

Diplomat Pharmacy, Inc.

(Exact Name of Registrant as Specified in its Charter)

Michigan (State or Other Jurisdiction of Incorporation)	001-36677 (Commission File Number)	38-2063100 (IRS Employer Identification No.)

4100 S. Saginaw St.

Flint, Michigan 48507

(Address of Principal Executive Offices)  (Zip Code)

(888) 720-4450

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02                                           Results of Operations and Financial Condition.

On March 15, 2019, Diplomat Pharmacy, Inc. (the “Company”) publicly announced its financial results for the fourth quarter and year ended December 31, 2018 and provided its revised 2019 full year outlook.  A copy of the Company’s news release and a related supplemental slide presentation for the fourth quarter and year ended December 31, 2018 are attached hereto as Exhibits 99.1 and 99.2, respectively, each of which is incorporated herein by reference.  The information in this Item 2.02 and the attached exhibits shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act except as shall be expressly stated by specific reference in such filing.

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 14, 2019, the Company appointed Dan Davison to serve as the Company’s Chief Financial Officer and Treasurer, effective April 8, 2019 (the “Davison Effective Date”).  Mr. Davison, age 59, has over 25 years of experience in the pharmacy benefit management (“PBM”) and specialty pharmacy industries.  Mr. Davison has deep expertise in pricing and business strategy, trade analytics, business development, financial planning and analysis, accounting and financial reporting and risk management. Prior to joining the Company, Mr. Davison served as Senior Vice President, PBM Finance of CVS Health (NYSE: CVS), one of the largest health care companies in the United States, from January 2014 to December 2018, where he managed the finance, planning and accounting functions for the CVS/Caremark and CVS/Specialty groups within the CVS Pharmacy Services Segment. Prior to this position, Mr. Davison served from 1994 to 2012 in a number of leadership roles at Medco Health Solutions, Inc., a provider of PBM and specialty pharmaceutical services (which merged with Express Scripts Holding Company, Inc. in April 2012), including as Senior Vice President of Financial and Strategic Planning from March 2008 to April 2012 and chief financial officer of the Health Plan division from April 2004 to March 2008. Mr. Davison received a B.B.A. in Accounting and a B.A. in Economics from Iowa State University and an M.B.A. in Finance from the New York University Leonard N. Stern School of Business.

On March 14, 2019, the Company and Mr. Davison entered into an employment agreement, effective the Davison Effective Date, which provides that Mr. Davison will serve as Chief Financial Officer of the Company for an initial term of two years, and such agreement automatically extends for successive one-year periods unless either party gives at least 90 days’ notice prior to the end of the then-existing term.

Mr. Davison’s base salary will be $450,000, which amount will be reviewed at least annually and may be adjusted by the Company’s Board of Directors or the Compensation Committee at its discretion.  He will be eligible for an annual cash bonus with a target amount of not less than 65% of his annual base salary (pro rata for 2019) pursuant to the terms and conditions of cash incentive programs generally applicable to senior executive officers of the Company.  In addition, Mr. Davison will receive grants of equity awards consisting of: (a) inducement equity awards at a target amount of 222% of his annual base salary, comprised of (i) 50% performance-based restricted stock units (“PSUs”) to be based on  Company-wide financial goals, which track the annual equity award performance measures for PSUs; (ii) 25% time-based restricted stock units (“RSUs”) and (iii) 25% time-based stock options and (b) an additional sign-on inducement equity award of 200,000 RSUs.  Such grants will be made as of the Davison Effective Date. In his role as CFO, Mr. Davison will also be a participant in the Company’s Executive Severance Plan, as contained in Exhibit 10.1 of the Company’s Current Report on Form 8-K as filed with the SEC on March 13, 2019. Mr. Davison also will be entitled to participate with other senior executive officers in any of the Company’s employee fringe benefit plans and he will be reimbursed for certain business expenses.

With respect to inducement equity awards (each agreement of which is incorporated herein by reference): (a) the PSUs will be awarded pursuant to the Form of Restricted Stock Unit Award Agreement (Performance-Based) Make-Whole Inducement Equity Award attached as Exhibit 10.3 of the Company’s Form 10-Q for the quarterly period ended June 30, 2018 (the “Form 10-Q”) as filed with the SEC on August 7, 2018; (b) the RSUs will be awarded pursuant to the Form of Restricted Stock Unit Award Agreement Make-Whole Inducement Equity Award attached as Exhibit 10.4 of the Form 10-Q; (c) the time-based stock options will be awarded pursuant to the Form of

Stock Option Award Agreement Make-Whole Inducement Equity Award attached as Exhibit 10.5 of the Form 10-Q; and (d) the sign-on inducement award of 200,000 RSUs will be awarded pursuant to the Form of Restricted Stock Unit Award Agreement Sign-On Inducement Equity Award attached as Exhibit 10.2 of the Form 10-Q.

Mr. Davison’s bonus or incentive compensation is subject to clawback by the Company if the Company’s Board of Directors or a committee thereof determines that any fraud, negligence, or intentional misconduct by Mr. Davison is a significant contributing factor to the Company having to restate all or a portion of its financial statements and certain other specified conditions are satisfied.  The employment agreement contains customary confidentiality terms, as well as non-solicitation and non-competition provisions effective from the Davison Effective Date until the first anniversary following the termination date. If Mr. Davison violates any of the foregoing, the Company’s payment obligations under the employment agreement, including the Executive Severance Plan, cease.  In addition, Mr. Davison must sign a general form of release of claims against the Company in order to be eligible for severance.

The foregoing summary is qualified in its entirety by reference to the employment agreement attached hereto as Exhibit 10.1 and incorporated herein by reference.

Resignation of Atul Kavthekar and Separation and Release Agreement

On March 14, 2019, the Company and Atul Kavthekar mutually agreed that Mr. Kavthekar would resign from his position as the Company’s Chief Financial Officer and Treasurer effective April 5, 2019.

On March 14, 2019, the Company and Mr. Kavthekar entered into a separation and release agreement (the “Separation Agreement”), which includes a general release of any claims, and becomes irrevocable, for the benefit of the Company, and provides the terms on which Mr. Kavthekar will resign from his position as the Company’s Chief Financial Officer and will provide certain Transition Services (as defined in the Separation Agreement) until April 12, 2019 (the “Kavthekar Effective Date”). During the transition period, Mr. Kavthekar will continue to receive his annual base salary to be paid in accordance with the Company’s normal payroll practices and shall be entitled to participate in any of the Company’s employee fringe benefit plans.

The Separation Agreement further provides that the Company shall pay Mr. Kavthekar a lump-sum payment of $112,500 within 15 days of the Kavthekar Effective Date. Any unvested option awards, unvested time-based RSUs and earned but unvested performance-based RSUs held by Mr. Kavthekar will terminate immediately following the Kavthekar Effective Date. Any vested options held by Mr. Kavthekar will be exercisable for a period of 90 days following the Kavthekar Effective Date. Any portion of Mr. Kavthekar’s 2018 bonus payment remains subject to the bonus plan’s clawback policy, and the performance-based RSUs may remain subject to forfeiture and/or recovery under any compensation recovery policy that the Company may adopt from time to time.

Pursuant to the surviving terms of his Severance Benefits Agreement, as contained in Exhibit 10.1 of the Company’s Current Report on Form 8-K as filed with the SEC on July 27, 2018: (1) Mr. Kavthekar remains subject to confidentiality requirements and (2) Mr. Kavthekar is subject to non-competition and non-solicitation requirements that extend for 12 months following termination of his employment with the Company.

The foregoing summary is qualified in its entirety by reference to the Separation Agreement attached hereto as Exhibit 10.2 and incorporated herein by reference.

A copy of the Company’s news release announcing the foregoing matters is attached hereto as Exhibit 99.3 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

No.	Description

10.1	Employment Agreement, dated March 14, 2019, effective April 8, 2019, by and between the Company and Dan Davison

10.2	Separation and Release Agreement, dated March 14, 2019, by and between the Company and Atul Kavthekar

99.1	Company news release dated March 15, 2019 concerning financial results.

99.2	Supplemental slide presentation for the fourth quarter and year ended December 31, 2018.

99.3	Company news release dated March 15, 2019, concerning the Company’s Officers.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Diplomat Pharmacy, Inc.

	By:	/s/ Brian T. Griffin
Brian T. Griffin
Chief Executive Officer

Date: March 15, 2019